Exhibit 32.2

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report of Magellan Petroleum Corporation (the “Company”) on Form 10-K for the period ending June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Antoine J. Lafargue, Chief Financial and Accounting Officer of the Company, does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ ANTOINE J. LAFARGUE
Antoine J. Lafargue
Chief Financial Officer and Treasurer

Dated: September 28, 2010